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                                                                    EXHIBIT 23.3



                                    CONSENT



     We hereby consent to the reference to our firm under the section labeled "Experts" in the Amendment No. 1 to Form S-4 Registration Statement of Arch Communications Group, Inc. ("Arch") filed on Form S-4 (File Number 333-95677). As noted therein, our review and input only pertains to Federal Communications Commission matters unique to Arch included in the description of the regulatory requirements under the Communications Act and the Telecommunications Act of 1996, and the regulations thereunder, set forth under "Risk Factors -- Risks Related to Arch's Business -- Government telecommunications regulation may burden Arch's operations and undermine Arch's competitive position." The combined company will be required to relinquish some of its narrowband PCS licenses unless current regulations are modified", "The Merger -- Regulatory Approvals" and "Industry Overview -- Regulation." Stockholders of Arch should not rely on Wilkinson Barker Knauer, LLP with respect to any other matters or any other sections of the document.



                                          WILKINSON BARKER KNAUER, LLP



                                          By: /s/ KENNETH D. PATRICH

                                            ------------------------------------

                                              Kenneth D. Patrich



Date: May 12, 2000